UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2006

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On February 17, 2006, the Compensation Committee of the Board of Directors and the Board of Directors of Chiron Corporation (the “Company”) authorized bonuses based on 2005 performance, any base salary adjustments effective February 27, 2006 and the award of deferred share units for the Named Executive Officers of the Company as of December 31, 2005, as follows:

Name	Position	2005 Bonus(1)	Base Salary	Deferred Share Units(2)
Howard H. Pien	Chairman and Chief Executive Officer	$999,600	$850,000	-0-
Jack Goldstein Ph.D	President and Chief Operating Officer	$735,000	$635,000	4,700
Craig A. Wheeler	VP and President, Chiron BioPharmaceuticals	$545,000	$550,000	2,200
Gene W. Walther	VP and President, Chiron Blood Testing	$420,000	$380,000	2,200
Ursula B. Bartels	VP, Secretary and General Counsel	$300,000	$440,000	1,900

(1)                                  2005 cash bonuses were awarded pursuant to the Executive Officers Variable Compensation Program, which is based on achievement of the Company’s goals under its Annual Incentive Plan. Under the plan, participants earn cash bonus compensation based upon achievement by the Company and/or a particular business unit of specific performance measures and based upon their individual performance.  Each participant’s target award is a percentage of that participant’s base salary.  The financial measures for executive officers are based on a revenue metric and earnings per share metric focused on year over year growth.  The non-financial measures for executive officers are significant research, development, commercial and other business milestones.  Each of the business unit presidents is also measured on the financial performance of his or her business unit (on the basis of revenue and operating income) and specific research, development and commercial milestones which are sector specific, and which focus on priorities within each organization for the year.  If performance objectives are met, the executive officers are eligible, at the discretion of the Compensation Committee, for a cash bonus based on the following percentage of their annual base salary (with potential for a. higher bonuses if performance substantially exceeds the target level or b. lower if performance is less than target level):  Chief Executive Officer – 120%; President and Chief Operating Officer – 100%; Presidents of Business Units – 100%; Vice President, Secretary and General Counsel – 75%.  The Compensation Committee approves the bonus targets, measurement criteria and final determination of success against the measurements.

(2)   Deferred share units were awarded pursuant to the Company’s 2004 Stock Compensation Plan. These deferred share units were in lieu of customary stock option grants typically awarded by the Company in February.  Each deferred share unit represents one share of Company common stock.  Deferred share units vest in 25% increments over four years.  In the event that the proposed merger with Novartis is consummated, the deferred share units convert into the right to receive, in cash, an amount per deferred share unit equal to the merger consideration, or $45.00, subject to the same vesting schedule.  In the event that the applicable executive officer is terminated (other than for cause), all remaining unvested deferred share units automatically vest and are cashed out.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: February 24, 2006	By:	/s/ Ursula B. Bartels
Ursula B. Bartels
Vice President, Secretary and
General Counsel